Exhibit 10.11	Security Agreement.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of February 6, 2008, by and between HYPERDYNAMICS CORPORATION, a Delaware corporation with its principal place of business located in Sugar Land Texas (the “Company”) and the undersigned subsidiaries of the Company  (each a “Guarantor,” and collectively together with the Company, the “Grantors”), in favor YA GLOBAL INVESTMENTS, L.P. (the “Secured Party”).

WHEREAS, in connection with the Securities Purchase Agreement by and between the Company and the Secured Party of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue to the Secured Party (i) an aggregate original principal amount of Three Million Dollars ($3,000,000) of senior notes (the “Notes”), which shall, in certain instances, be convertible into shares (the “Conversion Shares”)of the Company’s common stock, par value $0.001 per share (“Common Stock”); and (ii) warrants (the “Warrants”) to be exercisable to acquire additional shares of Common Stock (the “Warrants Shares”) initially in that number of shares of Common Stock set forth in the Securities Purchase Agreement;

WHEREAS, each of the Guarantors has executed and delivered a Guaranty dated the date hereof (the “Guaranty”) in favor of the Secured Party, with respect to the Company’s obligations under the Securities Purchase Agreement, the Notes, and the Transaction Documents (as defined below); and

WHEREAS, the Grantors shall receive a direct benefit from the Secured Party entering into the Securities Purchase Agreement and the Transaction Documents and purchasing the Notes and Warrants; and

WHEREAS, it is a condition precedent to the Secured Party purchasing the Notes and Warrants pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in certain personal property of each Guarantor to secure all of the Company’s obligations under the “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”) and the Guarantors’ obligations under the Guaranty;

WHEREAS, a security interest in personal property of the Company is not being created hereby;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Signature page to Closing Statement

VI.           ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.          Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.          Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.          Definitions.     Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto and not defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Notes, or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the “Code”).

Section 1.4.         Other Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Notes.

VII.           ARTICLE 2.

PLEDGED PROPERTY

A.  Section 2.1.           Grant of Security Interest.

(a)  (a)  As collateral security for all of the Obligations (as defined in Section 2.2 hereof), each Guarantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party for its benefit, a continuing security interest in and to all personal property of each Guarantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments (including promissory notes), Documents, Accounts (including health-care-insurance receivables, and license fees), Contracts, Contract Rights, Chattel Paper (whether tangible or electronic), Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account), Money, Letters of Credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Securities and all other Investment Property, General Intangibles (including payment intangibles and software), Farm Products, all books and records relating to any of the foregoing, and all supporting obligations, and any and all proceeds and products of any thereof, including proceeds of insurance covering any or all of the foregoing, wherever located, whether now owned, or now due, in which a Grantor has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which a Guarantor obtains an interest, or the power to transfer rights, and as more particularly described on Exhibit A attached hereto (collectively, the Pledged Property). The Pledged Property shall specifically exclude any and all of the Grantor’s interests in SCS Corporation and SCS Guinea SARL and nothing herein shall be deemed to encumber any assets of either SCS Corporation or SCS Guinea SARL or any other interest, direct or indirect, that the Company may have or acquire in connection with Guinea.

Signature page to Closing Statement

(b)  (b)  Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property.

(c)  Section 2.2  Security for Obligations.  The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the following obligations, whether now existing or hereinafter incurred (collectively, the “Obligations”):

(d)  (a)  (i) the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Notes, the other Transaction Documents, or any other amounts owing by it to the Secured Party, whether or not now in existence or hereinafter incurred, or (ii) in the case of any Guarantor, the payment by such Guarantor, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) the Guaranty; and

(e)  (b)  the due performance and observance by the each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Secured Party under the Notes.

VIII.           ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

A.  Section 3.1.          Secured Party Appointed Attorney-In-Fact.

The Grantors hereby appoint the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, exercisable after and during the continuance of an Event of Default, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers.

Signature page to Closing Statement

B.  Section 3.2.                    Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by such Grantor under Section 8.3.

IX.           ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

A.  Section 4.1.                   Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

B.  Section 4.2.                    Ownership of Pledged Property.

The Guarantor represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens.  For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens which have been disclosed by the Company to the Secured Party on Schedule 4.2 attached hereto; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company; (6) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (7) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company and not materially detracting from the value of the property subject thereto; (8) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (9) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (10) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (11) usual and customary set-off rights in leases and other contracts; and (12) escrows in connection with acquisitions and dispositions.

Signature page to Closing Statement

Section 4.3          Location of Pledged Property.

The Pledged Property is or will be kept at the address(es) of each Grantor set forth on the signature pages hereof, or such other locations as the Grantors have given the Secured Party written notice prior to the date hereof, and, unless otherwise provided herein, the Grantors will not remove any Pledged Property from such locations without the prior written consent of the Secured Party which consent shall not be unreasonably withheld.

Section 4.4          Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business, state of organization, organization identification number, and exact legal name is as set forth on each such Grantor’s signature page to this Agreement.

Section 4.5          Priority of Security Interest.

The security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens.  Except for the Permitted Liens, no financing statement covering any of the Pledged Property or any proceeds thereof is on file in any public office.

X.           ARTICLE 5.

DEFAULT; REMEDIES

A.  Section 5.1                   Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Pledged Property as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

Signature page to Closing Statement

(b)           Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)           Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

Signature page to Closing Statement

(e)           The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

B.  Section 5.2                     Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

XI.           ARTICLE 6.

GRANTOR AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

A.  Section 6.1.                    Existence, Properties, Etc.

(a)  (a)  Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) each Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on the Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Grantor’s assets, business, operations, properties or condition, financial or otherwise; (b) the Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Signature page to Closing Statement

B.  Section 6.2.                    Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

C.  Section 6.3.                    Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied (“GAAP”) and provide, at its sole expense, to the Secured Party the following:

(a)  (a)  as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Grantor in excess of $500,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $500,000; and

(b)  (b)  within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Grantor, or submitted to or filed by the Grantor with any governmental authority involving or affecting (i) the Grantor that could reasonably be expected to have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Property; or (iv) any of the transactions contemplated in this Agreement or the Loan Instruments (except, in each case, to the extent any such submission, filing, report, financial statement, notice or other document is posted on EDGAR Online).

D.  Section 6.4.                   Maintenance of Books and Records; Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any Fiscal Year).

E.  Section 6.5.                    Maintenance and Insurance.

(a)  (a)  Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b)  (b)  Each Grantor shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Grantor deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Grantor of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantor; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

Signature page to Closing Statement

F.  Section 6.6.                    Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

G.  Section 6.7.                    Defense of Collateral, Etc.

Each Grantor shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

H.  Section 6.8.                   Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

I.  Section 6.9.                     Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Grantor is a party or by which the Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

J.  Section 6.10.                   Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

Signature page to Closing Statement

K.  Section 6.11.                  Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Grantor, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

Section 6.12.        Reserved.

Section 6.13.        Future Subsidiaries.

If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto.

Section 6.14.       Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on its respective signature page attached hereto, (c) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

Section 6.15.        Establishment of Deposit Account, Dominion Account Agreements; Control.

As soon as practicable, and no later than ten (10) days from the date hereof, each Guarantor, the Secured Party, and each applicable bank or other depository institution shall enter into a deposit account agreement (“Deposit Account Agreement”) in the form of Exhibit B with respect to each of the Guarantors’ Deposit Accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Company with any bank, savings and loan association, credit union or other depository institution maintained or used by each Guarantor providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction.  Each Guarantor’s current Deposit Accounts are set forth on Schedule 6.14 attached hereto.

Signature page to Closing Statement

Each Guarantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Pledged Property to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

With respect to each Deposit Account, from and after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Deposit Account Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto.  The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

In connection with the foregoing, each Guarantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

Until the date on which the Mortgages (as defined in the Securities Purchase Agreement) have been filed and the Title Opinions (as defined in the Securities Purchase Agreement) have been provided to the Secured Party, each in accordance with Section 4(k) of the Securities Purchase Agreement, (i) each Guarantor shall have valid and effective Deposit Account Agreements in place at all times with respect to all of its Deposit Accounts and (ii) no Deposit Account shall be established, used or maintained by the Company unless it first enters into a Deposit Account Agreement.

Section 6.16         Perfection of Security Interests.

(a)           Financing Statements.   The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Property (i) as all assets of Guarantors or words of similar effect, regardless of whether any particular asset comprised in the Pledged Property falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Guarantor is an organization, the type of organization and any organization identification number issued to such Guarantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Pledged Property relates.  Grantors agree to furnish any such information to the Secured Party promptly upon request.  Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Guarantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

Signature page to Closing Statement

(b)           Possession.  The Grantors (i) shall have possession of the Pledged Property, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where Pledged Property is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Pledged Property for the benefit of the Secured Party.

(c)           Control.    In addition to the provisions set forth in Section 6.15 above, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Pledged Property consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d)           Chattel Paper. Marking of Chattel Paper. The Guarantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.17        Notice of Commercial Tort Claims. If any Guarantor shall at any time acquire a Commercial Tort Claim, such Guarantor shall immediately notify the Secured Party in a writing signed by such Guarantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

XII.           ARTICLE 7.

GRANTOR NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing each Grantor covenants and agrees that it shall not:

Section 7.1.         Transfers.  Directly or indirectly, offer to sell, sell, transfer, hypothecate or otherwise encumber (“Transfer”) all or a portion of the Pledged Property unless (i) the Pledged Property to be Transferred consists solely of the Oil, Gas Lease, dated October 13, 2004, between Willard J. Norris and Shirley L. Norris and Trendsetter Production Company and the cash due upon consummation of such Transfer (the “Cash Proceeds”) is promptly delivered to the Secured Party and applied against the balance due on the Notes; (ii) the Cash Proceeds are greater than or equal to the balance due on such Notes and such Cash Proceeds are promptly delivered to the Secured Party and applied against the balance due on the Notes; provided, however that the Grantor is not required to deliver to the Secured Party any Cash Proceeds that are in excess of the balance due on the Notes or (iii) the following conditions are met:

Signature page to Closing Statement

(a)           Prior to entering into a definitive contract to Transfer any of the Pledged Property or a working interest therein, the Grantors shall provide a written and signed valuation (the “Grantor Valuation”) of the Transfer to the Secured Party.  The Grantor Valuation shall be performed by a person who by reason of education, training and experience is able to determine the value of the Pledged Property (an “Independent Expert”).  Upon receipt of the Grantor Valuation, the Secured Party shall have thirty (30) days to either accept or reject the Grantor Valuation.  If the Secured Party does not accept or reject the Grantor Valuation within thirty (30) days of the receipt thereof, the Secured Party will be deemed to have accepted the Grantor Valuation as the value of the Transfer (the “Transfer Value”).

(b)           Within thirty (30) days of objecting to a Grantor Valuation the Secured Party must provide the Grantor with evidence of a different valuation (the “Secured Party Valuation”) performed by a different Independent Expert.  If the Secured Party Valuation exceeds the Grantor Valuation by ten percent (10%) or more, the Grantor shall pay all expenses associated with the Secured Party Valuation.  The Grantor shall cooperate with the Secured Party’s valuation expert’s commercially reasonable requests for information about the Pledged Property; provided, that in no case will the Grantors be required to provide information that is otherwise available to the public.  The Transfer value shall then be established as the average of the Grantor Valuation and the Secured Party Valuation.  If the Secured Party does not deliver the Secured Party Valuation to the Grantor within thirty (30) days of objecting to the Grantor Valuation, the Secured Party will be deemed to have accepted the Grantor Valuation the Transfer Value.

(c)           Once the Transfer Value is established, the Grantor may Transfer all or a portion of the Pledged Property provided that the Cash Proceeds are eighty percent (80%) or more of the Transfer Value.

(a)  (d)  Unless waived in writing by the Secured Party, the Grantor shall promptly deliver any Cash Proceeds to the Secured Party and the Secured Party shall apply such Gross Proceeds against the balance due on the Notes.  The Grantor is not required to deliver to the Secured Party any Cash Proceeds that are in excess of the balance due on the Notes.

Section 7.2.          Liens and Encumbrances.  Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.

Section 7.3.          Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

Section 7.4.          Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Notes and other Permitted Indebtedness.  “Permitted Indebtedness” means: (i) indebtedness evidenced by Notes; (ii) indebtedness described on the Disclosure Schedule to the Securities Purchase Agreement; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Notes on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Notes then outstanding; and (C) which is not secured by any assets of the Company; (v) indebtedness solely between the Grantor and/or one of its domestic subsidiaries, on the one hand, and the Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Grantor or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Grantor, such domestic subsidiary is controlled by the Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by the Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Grantor or any of its subsidiaries for the purpose of securing performance obligations of the Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; and (vii) renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection.

Signature page to Closing Statement

Section 7.5.         Places of Business.

Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Grantor provides notice to the Secured Party of new location within 10 days’ of such change in location.

ARTICLE 7.A

SECURED PARTY COVENANT

Upon a Transfer of Pledged Property in accordance with Section 7.1 hereof, the Secured Party shall file a release of lien with respect to the Pledged Property subject to such Transfer.

XIII.           ARTICLE 8.

MISCELLANEOUS

A.           Section 8.1.          Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

Signature page to Closing Statement

If to the Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 986-8300
Facsimile: (201) 985-8266

With a copy to:	David Gonzalez, Esq.
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Telephone: (201) 985-8300
Facsimile: (201) 985-8266

If to the Company:	Hyperdynamics Corporation
One Sugar Creek Center Boulevard, Suite 125
Sugar Land, Texas 77478
Attention: Kent P. Watts
Telephone: (713) 353-9400
Facsimile: (713) 353-9421

With a copy to:	Joel Seidner, Esq.
880 Tully Road #50
Houston, TX 77079
Telephone: (281) 493-1311
Facsimile: (281) 667-3292

If to any other Grantor	To the address listed on the respective signature pages attached hereto

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

B.  Section 8.2.                    Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

C.  Section 8.3.                    Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

Signature page to Closing Statement

D.  Section 8.4.                   Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantor in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

E.  Section 8.5.                    Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

F.  Section 8.6.                    Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

G.  Section 8.7.                    Applicable Law:  Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Pledged Property and/or the Grantors in any other jurisdiction in which the Pledged Property and/or the Grantors may be located.

Signature page to Closing Statement

H.  Section 8.8.                    Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9           Right of Set Off.

The Grantors each hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

I.  Section 8.10                    Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature page to Closing Statement

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
HYPERDYNAMICS CORPORATION

By: /s/ Kent Watts
Name: Kent Watts
Title: President and CEO

Jurisdiction of Incorporation, Organization or Formation:

Organizational ID:

Signature page to Closing Statement

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR:
TRENDSETTER PRODUCTION

By: /s/ Kent Watts
Name: Kent Watts
Title: President and CEO

Address For Notices:

Jurisdiction of Incorporation, Organization or Formation:

Organizational ID:

Signature page to Closing Statement

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR:
HYD RESOURCES CORPORATION

By: /s/ Kent Watts
Name: Kent Watts
Title: President and CEO

Address For Notices:

Jurisdiction of Incorporation, Organization or Formation:

Organizational ID:

Signature page to Closing Statement

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

Signature page to Closing Statement

EXHIBIT A
DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Grantors of all of the Obligations, the Guarantors each unconditionally and irrevocably hereby grant to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of each Guarantor (all capitalized terms used herein shall have the respective meanings ascribed thereto in the Code):

All personal property of each Guarantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1.           Goods;

2.           Inventory, including, without limitation, all goods, merchandise and other personal property now owned or hereafter acquired by the Guarantor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Guarantor’s business, and all products thereof, and all substitutions, replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.           Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Guarantor (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Guarantor, and used or acquired for use in the business of the Guarantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4.           Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5.           Instruments (including promissory notes);

6.           Documents;

7.           Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Guarantor from whatever source arising; all rights of Guarantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Guarantor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Guarantor as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

Signature page to Closing Statement

8.           Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.           Chattel Paper (whether tangible or electronic);

10.           Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11.           Money, cash and cash equivalents;

12.           Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13.           Commercial Tort Claims;

14.           Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Guarantor), excluding any and all of the Guarantor’s interests in SCS Corporation and SCS Guinea SARL;

15.           General Intangibles, including, without limitation, all payment intangibles, tax refunds and other claims of the Guarantor against any governmental authority, and all choses in action, insurance proceeds, goodwill, patents, copyrights, trademarks, tradenames, customer lists, formulae, trade secrets, licenses, permits, franchises, designs, computer software, research and literary rights now owned or hereafter acquired;

16.           Farm Products;

17.           All books and records (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing;

18.           To the extent not already included above, all supporting obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

 Signature page to Closing Statement